Exhibit 5.5

April 12, 2013

Smith Pipe & Steel Company
c/o Reliance Steel & Aluminum Co.
350 South Grand Avenue, Suite 5100
Los Angeles, CA  90071

Ladies and Gentlemen:

We have acted as special counsel in the State of Arizona to Smith Pipe & Steel Company, an Arizona corporation (the “Arizona Guarantor”), in connection with the offering (the “Offering”) by Reliance Steel & Aluminum Co., a California corporation (“Reliance”), of its 4.500% Senior Notes due 2023 (the “Notes”), pursuant to the Underwriting Agreement, dated April 9, 2013 (the “Underwriting Agreement”), among Reliance, the subsidiary guarantors named therein (the “Guarantors”) and the underwriters named therein.  The Offering was made pursuant to the registration statement on Form S-3 (File No. 333-187666) (the “Registration Statement”) and the prospectus contained therein (the “Initial Prospectus”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by the prospectus supplement dated April 9, 2013 relating to the Notes (the “Prospectus Supplement” and collectively with the Initial Prospectus,  the “Prospectus”).  The Notes will be issued pursuant to an Indenture among Reliance, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), dated April 12, 2013 (the “Initial Indenture”), as supplemented by a First Supplemental Indenture thereto dated April 12, 2013 (the “First Supplemental Indenture” and collectively with the Initial Indenture, the “Indenture”). The obligations of Reliance pursuant to the Notes are to be guaranteed by the Arizona Guarantor pursuant to and as set forth in the Indenture (the “Arizona Guarantee”) and by each of the other Guarantors (the “Guarantees”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

We have not been involved in the preparation of the Registration Statement or the Prospectus, nor were we involved in the negotiation, preparation or execution of the Indenture, the Guarantees or any of the related agreements executed or delivered in connection therewith. We have been retained solely for the purpose of rendering certain opinions pursuant to Arizona law.

In connection with our opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(1)                                 the Registration Statement;

(2)                                 the Prospectus;

(3)                                 the form of the Prospectus Supplement;

(4)                                 the form of the Initial Indenture filed as Exhibit 4.6 to the Registration Statement, including the Guarantee provided for therein;

(5)                                 the form of the First Supplemental Indenture;

(6)                                 the form of the Notes included in the Initial Indenture filed as Exhibit 4.6 to the Registration Statement and included in the First Supplemental Indenture;

(7)                                 the Underwriting Agreement;

(8)                                 the Articles of Incorporation of the Arizona Guarantor dated July 24, 1978, as amended to date, and as certified by the Arizona Corporation Commission on November 10, 2010, and as certified to be in full force and effect by the Secretary of the Arizona Guarantor in the Officer’s Certificate referenced below;

(9)                                 the Bylaws of the Arizona Guarantor dated July 25, 1978, as amended to date, and as certified to be in full force and effect by the Secretary of the Arizona Guarantor in the Officer’s Certificate referenced below;

(10)                          certain resolutions adopted the Board of Directors of the Arizona Guarantor relating to the Indenture, the Arizona Guarantee and related matters;

(11)                          a Certificate executed by the Secretary of the Arizona Guarantor on the date hereof;

(12)                          a Certificate of Good Standing from the Arizona Corporation Commission, dated April 11, 2013 (the “Good Standing Certificate”); and

(13)                          an Officer’s Certificate executed by an authorized officer of the Arizona Guarantor as of the date hereof (the “Officer’s Certificate”).

The documents specified in items (1) through (7) above are hereinafter collectively referred to as the “Transaction Documents” and, individually, as a “Transaction Document.” For purposes of this opinion letter, we have not reviewed any documents other than the foregoing. In particular, we have not reviewed any document that is referred to in or incorporated by reference into the Indenture. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinion stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission. When relevant facts were not independently established, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters, and oral and written statements of governmental officials and upon the accuracy of representations made by Reliance and the Arizona Guarantor as to matters of fact made in or pursuant to the documents that we reviewed including without limitation the Registration Statement, Prospectus, the Indenture, the exhibits to the Registration Statement and certificates and statements of appropriate representatives of the Arizona Guarantor and/or Reliance, including without limitation the Officer’s Certificate.

In connection herewith, we have assumed that, other than with respect to the Arizona Guarantor, at the time of execution, issuance and delivery of the Arizona Guarantee, all of the executed documents and documents to be executed that are referred to in this opinion letter will have been duly authorized by, will have been duly executed and delivered by, and will constitute the valid, binding and enforceable obligations of all of the parties to such documents, all of the signatories to such documents will have been duly authorized and all of the parties are and will be duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents. We have also assumed, with your permission, that at the time of execution, issuance and delivery of the Arizona Guarantee, (i) all parties to the Transaction Documents (other than the Arizona Guarantor) have been duly organized and are validly existing in good standing under the laws of the jurisdictions governing their organization and are duly qualified or admitted to transact business in each other jurisdiction where the nature of the business conducted therein or the property owned or leased therein makes such qualification or admission necessary, with all requisite corporate power and authority to execute, deliver and perform the Indenture, and (ii) at the time of execution, issuance and delivery of the Arizona Guarantee, the Indenture will have been duly and validly authorized, executed and delivered by all parties thereto.

We have also assumed that the Arizona Guarantee will be issued and delivered as contemplated in the Registration Statement and the Prospectus relating thereto, and that the articles of incorporation and bylaws of the Arizona Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect at the time of execution, issuance and delivery of the Arizona Guarantee.

We have also assumed that: (i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) the terms of the Notes shall have been established by the authorized officers of Reliance, all in accordance with, and within any parameters or limitations established by, Reliance’s articles of incorporation and bylaws, resolution of the board of directors of Reliance, the Indenture and applicable law, and all necessary corporate action shall have been taken by Reliance to authorize the terms, execution, delivery, performance, issuance and sale of the Notes as contemplated by the Registration Statement, the Prospectus, and the Indenture; (iii) the form of the Notes shall be in substantially the form filed as an exhibit to the Registration Statement and shall have been duly executed and delivered by Reliance, authenticated by the Trustee and issued, all in accordance with Reliance’s articles of incorporation and bylaws, resolutions of the board of directors of Reliance or a duly authorized committee thereof and the Indenture, and shall have been duly delivered to the purchasers of the Notes against payment of the agreed consideration therefor; (iv) the form evidencing the Arizona Guarantee shall be in substantially the form filed as an exhibit to the Registration Statement and shall have been duly executed and delivered by the Arizona Guarantor and issued, all in accordance with the organizational documents of the Arizona Guarantor, resolutions adopted by the board of directors of the Arizona Guarantor, and the Indenture, and shall have been duly delivered to the purchasers of the Notes against payment of the agreed consideration therefor; and (v) the Notes will be issued and sold as contemplated in the Registration Statement and the Prospectus.

We also have assumed that at the time of execution, issuance and delivery of the Arizona Guarantee and other than with respect to the Arizona Guarantor, the Indenture will be the valid and legally binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. We have further assumed that the Trustee named in the Indenture is a duly qualified trustee in accordance with the Trust Indenture Act of 1939, as amended, the applicable state statutory provisions and the applicable federal and state regulations.

We have assumed further that at the time of execution, issuance and delivery of any Arizona Guarantee, the issuance and terms of the Arizona Guarantee, the terms of the offering thereof and related matters will have been duly authorized and approved by the Arizona Guarantor by the taking of all necessary corporate action; the Arizona Guarantee will have been duly executed and delivered by the Arizona Guarantor, will be in full force and effect and will not have been terminated or rescinded by the Arizona Guarantor; and the terms of the Arizona Guarantee, and its issuance and delivery, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Arizona Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Arizona Guarantor.

Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that:

1.                                      Based solely on the Good Standing Certificate, the Arizona Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

2.                                      The Arizona Guarantor has the corporate power under the laws of the State of Arizona to enter into and perform its obligations under the Indenture.

3.                                      The Indenture and the Arizona Guarantee therein have been duly authorized by the Arizona Guarantor and, when (i) the Indenture has been duly authorized, executed and delivered by each other party thereto and qualified under the Trust Indenture Act of 1939, as amended; (ii) the specific terms of the Notes have been duly established in accordance with the Indenture; and (iii) the Notes have been duly authorized, executed and delivered by Reliance and authenticated by the Trustee in accordance with the applicable Indenture and the applicable underwriting or other agreement against payment therefor, the Arizona Guarantee will constitute a valid and binding obligation of the Arizona Guarantor enforceable against the Arizona Guarantor in accordance with its terms as provided in the Indenture.

The foregoing opinions are limited to the law of the State of Arizona. We express no opinion as to the laws of any other state or jurisdiction.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)                                 Our opinions herein reflect only the application of applicable Arizona state law (excluding (i) all laws, rules and regulations of cities, counties and other political subdivisions of such state and (ii) the securities and blue sky laws of such state). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)                                 Our opinions herein are qualified to the extent that the legality, validity or enforceability against the Arizona Guarantor of any provisions of the Indenture or the Arizona Guarantee or of any rights granted to the Arizona Guarantor pursuant thereto may be subject to and affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(c)                                  Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)                                 We express no opinion as to:

(i)                                 whether the Arizona Guarantor may guarantee or otherwise be liable for indebtedness incurred by Reliance except to the extent that the Arizona Guarantor may be determined to have benefited from the incurrence of the indebtedness by Reliance or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by Reliance are, directly or indirectly, made available to the Arizona Guarantor for its corporate purposes;

(ii)                                  the enforceability of any provision in the Arizona Guarantee purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Arizona Guarantor or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, or (G) govern choice of law or conflicts of laws;

(iii)                               the enforceability of any rights to indemnification or contribution provided for in the Arizona Guarantee or other documents which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights; and

(iv)                              the authorizations, approvals or consents as may be necessary under Arizona State securities and “blue sky” laws in connection with the transactions contemplated by the Transaction Documents.

We do not render any opinions except as set forth above. You have informed us that you intend to issue the Notes and the Guarantees from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to Reliance’s current report on Form 8-K on the date hereof and its incorporation by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Davis Polk & Wardwell LLP, special counsel to Reliance, may rely upon this opinion in connection with the offering of the Notes and the Guarantees.

Very truly yours,

/s/ Bryan Cave LLP